Exhibit 10.2

PROMISSORY NOTE

THE MAKER of this Note promises to pay to the order of the Payee the Principal Amount together with interest calculated at the Annual Interest Rate.  The Maker acknowledges that he has received good and sufficient consideration for this Note.  The names of the Maker and the Payee, the Principal Amount, the Annual Interest Rate, and other specific terms are as follows:

SPECIFIC INFORMATION:

Name(s) of Maker(s):	BTND, LLC	Date of Note	May 11, 2007
		Principal Amount	$806,317
Name(s) of Payee(s)	STEN Corporation	Annual Interest Rate:	7%
		Default Interest Rate	7%
Payments shall be mailed or delivered to:	STEN Corporation	Monthly Payment	$8,292.01
	10275 Wayzata Boulevard	Date of First Payment	June 11, 2007
	Suite 310
	Minnetonka, MN 55305

Collateral:  (if none, leave blank):  Note is a contract for deed for the Burger r Time location in Fergus Falls at 601 Frontier Drive, Fergus Falls.

PAYMENT TERMS and terms, if any which modify or supplement the printed provisions of this Note as follows:

This note shall be paid in 144 consecutive monthly payments of $8,292.01, the first payment being due July 11, 2007 subsequent payments being due the first day of each month thereafter, each payment to be applied first to interest and the balance, if any, to principal

DEFAULT:  If the payment terms (as filled in above) require principal or interest, or both, to be paid in more than one payment, and if anyone of such payments is not paid in full on or before the due date, then this Note will be in default.  A default under the terms of any deed of trust or other security agreement securing this Note also is a default under this Note.  In the event of a default, the Payee either may recover any late payment or payments together with a late charge equal to five percent of the late payment or payments or, as an alternative, the Payee may accelerate the entire balance of this Note.  If the Payee elects to accelerate, the Maker immediately shall be obligated to pay the entire balance of principal, together with interest up to the date of default at the annual interest rate, and together with the greater of (i) interest at the default interest rate on unpaid principal beginning with the default and continuing until payment or until the default has been cured (if a right to cure exists) or (ii) an amount equal to five percent of the total of the late payments.  The Payee shall have the right to recover from the Maker an additional amount equal to the Payee’s costs in enforcing this Note in the event of default, including reasonable attorney fees and other costs directly related to the default, whether or not suit is commenced and whether or not the Payee elects to accelerate the balance.  The Payee shall not be required to give notice to the Maker in order to cause this Note to be in default or in order to accelerate the balance, unless a notice requirement is stated above.  There also shall be no grace period with respect to any of the payment obligations under this Note, unless a different indication is made above.  If neither the principal nor the interest is to be paid in more than one payment, but if any of the principal and interest is not paid when due, then the Maker shall be obligated for all principal and interest owing as of the due date, without notice or demand, together with interest on the unpaid portion of the principal from and after the due date at the default interest rate.

OTHER TERMS:  (The following provisions shall not apply to the extent that they conflict with non-printed provisions added above.

(a)

Interest shall begin as of the date of this Note and shall be calculated on the unpaid balance of the Principal Amount.

(b)

If the principal and interest of this Note are payable in installments, each installment first shall be applied to accrued interest and then to the reduction of principal, and the Payee may use an amortization schedule to apportion the installments as between principal and interest; the amortization schedule may be based either on a 360 day year or a 365 day year.

(c)

Principal may be prepaid in full or in part without penalty, unless a prepayment restriction is set forth above under “Payment Terms,” partial pre-payments shall not defer the due dates for, or the amounts of, succeeding payments.

(d)

The Maker and endorsers of this Note waive and excuse presentment for acceptance and payment, notice of dishonor, and protest of dishonor.

(e)

A subsequent holder of this Note is included in reference to “Payee.”  If there are two or more Makers of this Note, they are obligated jointly and severally.

BTND, LLC

/s/ Gary Copperud
Maker Manager, BTND, LLC